Exhibit 10.29

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made this 31st day October, 2009, by and among Applied Optical Systems, Inc. (“Company”); Optical Cable Corporation (“Lender”), and G. Thomas Hazelton, Jr. and Daniel Roehrs (collectively, the “Existing Shareholders”).

W I T N E S S E T H

WHEREAS, Company, Lender, Existing Shareholders, and R. M. Flower entered into that certain Shareholders and Lenders Rights Agreement dated as of April 22, 2005 (the “Lenders Rights Agreement”);

WHEREAS, the Lenders Rights Agreement may be modified by Company, Lender and Founders (as defined in the Lenders Rights Agreement) holding a majority of the shares owned by all the Founders, and the Existing Shareholders hold all of the shares owned by all the Founders.

WHEREAS, Company, Lender and Existing Shareholders all desire to terminate the Lenders Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and undertakings of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Lenders Rights Agreement is hereby terminated effective as of the date hereof at 8:00 a.m. Eastern Standard Time (the “Termination Time”), and shall thereafter be considered null and void for all purposes.

2. This Agreement shall be governed by the laws of the Commonwealth of Virginia except its conflict of law provisions.

3. This Agreement may be executed in several counterparts, and all counterparts taken together will constitute one agreement binding all parties. Signatures of the parties transmitted by facsimile or e-mail shall be deemed to be original signatures for all purposes.

[signatures are on the following page]

WITNESS the following signatures:

COMPANY:

APPLIED OPTICAL SYSTEMS, INC.

By:	/S/ G. THOMAS HAZELTON, JR.
	Name:	G. Thomas Hazelton, Jr.
	Title:	General Manager

LENDER:

OPTICAL CABLE CORPORATION

By:	/S/ NEIL D. WILKIN, JR.
	Name:	Neil D. Wilkin, Jr.
	Title:	President and CEO

EXISTING SHAREHOLDERS:

/S/ G. THOMAS HAZELTON, JR.
G. Thomas Hazelton, Jr.

/S/ DANIEL ROEHRS
Daniel Roehrs